ACQUISITION AGREEMENT
收购协议

BETWEEN
双方

C2E ENERGY INC
C2E 能源公司

Hereinafter referred to as "C2E"
以下简称为 "C2E"

Registration No.
注册号: 65-1139235

registered in the State of Florida, U.S.A. herein represented by Alan Marneweck in his capacity as a Director, he being duly authorized thereto by resolution of the Company passed at a meeting held at Dongguan on the 28th day of October 2010

本公司已在美国佛罗里达州登记, 而由董事长 Alan Marneweck 先生作代表. 在于 2010 年 10 月 28 日 本公司在东莞有所举行会议而决议授权他人做代表.

of: 6248 NW 32nd Terrace
Boca Raton, FL 33496
USA
Tel: (561) 241-4579
Fax: (561) 241-4598
E-mail: Marneweck.alan@gmail.com
Mobile: +27 82 333 1905

于: 6248 NW 32nd Terrace
Boca Raton, FL 33496
美国
电话: (561) 241-4579
传真: (561) 241-4598
电子邮件: Marneweck.alan@gmail.com
手机: +27 82 333 1905

and
及

Dongguan NaMing New Material Sci. & Tech. Co. Ltd
Hereinafter referred to as "NaMing"
以下简称为 "NaMing"

Registration No.
注册号: 441900000019082

herein represented by Zhang Ming De
in his capacity as a Director, he being duly
authorized thereto by resolution of the Company
passed at a meeting held at Dongguan
on the 28th day of October 2010

由董事长 Zhang Ming De 先生作代表. 在于
2010 年 10 月 28 日 本公司在东莞
有所举行会议而决议授权他人做代表.

of: Returned Student Pioneer Park
Songshan Lake
Dongguan City
Guangdong Province
China
Tel: 86 769 228 98188
Fax: 86 769 228 95333
E-mail: naming888@163.com

于: 留学生创业园
松山湖
东莞市
广东省
中国
电话: 86 769 228 98188
传真: 86 769 228 95333
电子邮件: naming888@163.com

1 PREAMBLE

序言

1.1 NaMing has TECHNOLOGY duly registered with the appropriate authorities to convert rare earth elements into useful finished products and is entitled and is authorized to grant a license for the use and exploitation of the said technology;

NaMing 有将技术跟关当局登记，将稀土元素转换成有用的成品，并有权发出上述技术用和开发利用牌照;

1.2 It has been agreed that C2E will acquire the shares in NaMing together with the said technology rights for the purposes of growing the business both in China and globally;

双方已同意 C2E 将收购 NaMing 的股份包括上述技术权为目中国和全球的业务增长;

1.3 Both parties enter into this agreement willingly with the express intention of mutually benefitting one another.

双方自愿签订本协议而具有明确目的彼此相互受益。

2. INTERPRETATION

解释

2.1 The annexures to this agreement are deemed to be incorporated in and form part of this agreement.

本协议及附件被视为纳入并构成本协议的一部分。

2.2 If any provision of this agreement is in conflict or inconsistent with any law, the invalidity of such provision shall not affect the validity of the remainder of the provisions hereof.

如果本协议的任何条款相冲突或违反任何法律，这些条款的无效是不影响其余部分本法规定的有效性。

2.3 This agreement shall be governed by and construed and interpreted in accordance with the laws of the USA.

本协议应受，而诠释，解释，应依照美国的法律。

3. DEFINITIONS

定义

In this agreement, unless inconsistent with the context, the following expressions shall bear the meanings assigned to them below:

在这个协议中，除非不符合文意，下列用语应承担如下的含义：

3.1	"the ATTORNEYS" "律师"	shall mean WERTHEIM BECKER INC, Attorneys of 1st Floor, Oxford Manor, 196 Oxford Road, Illovo, Johannesburg, P O Box 2277, Houghton, 2041; 将表示 WERTHEIM BECKER INC, 律师事务所，第 1 楼，牛津庄园，196 牛津路，Illovo 糖业，约翰内斯堡，信箱 2277 年，霍顿，2041;
3.2	"C2E"	shall mean C2E Energy Inc, Registration No. 65-1139235;USA 将表示 C2E 能源公司， 注册号 65-1139235;USA FLORIDA,STATE
3.3	"the EFFECTIVE DATE" "生效日期"	shall mean the 28th day of October 2010; 将表示 2010 年 10 月 28 日;
3.4	"NaMing"	shall mean Dongguan Naming New material Sci. & Tech. Co. Ltd, Registration No:……………………………..; 将表示 Dongguan Naming New material Sci. & Tech. Co. Ltd, 注册号：441900000019082;

3.5 "SIGNATURE DATE"

"签字日期"

shall mean the date of signature of this agreement by the party signing last;

将表示本协议最后一方签署签字之日

3.6 "TECHNOLOGY"

"技术"

shall mean the technology owned and/or patented by NaMing in the beneficiation of rare earth minerals;

是指拥 NaMing 选矿稀土矿物拥有技术和/或专利

3.7 "TECHNOLOGY LICENCE"

"技术特许牌照"

shall mean the licence to use and/or transfer the technology to any party which licence is annexed hereto marked "A";

将表示那技术特许牌照于使用和/或技术转让给任何一方，附件标 "A";

4. **SHARE CAPITAL**

股本

It is recorded that the authorised share capital of C2E is 2 000 000 000 (Two Billion) shares of .001c (point zero zero one cent) each;

现记录C2E 授权股本为 2 000 000 000（二十亿股）每股.001c（百分之零点零零一分钱）;

5. **ACQUISITION OF SHARES IN NaMing BY C2E**

C2E 将收购 NaMing 的股份

5.1 C2E shall acquire the 51% of total issued share capital in NaMing for the consideration shown in clause 6;

C2E 应取得在审议第 6 条所示 NaMing 已发行股本总额的 51 %;

5.2 The share certificates of NaMing, together with share transfer forms signed in blank duly annexed thereto in NaMing hereby transferred to C2E, shall be delivered to the Attorneys to be held in trust by them for delivery to C2E on conclusion of this agreement and the implementation of the terms and provisions hereof.

NaMing 的股票，加上 NaMing 现转移到 C2E 空白已签署股权转让的附件，须交付给律师保管，附件将被信任保管而直到协议已签订和该条款规定已实施，交付给 C2E。

6. CONSIDERATION

付款

6.1 C2E shall issue and transfer 50 000 000 (Fifty Million) shares in C2E to NaMing in consideration for the acquisition of the 51% shares in NaMing by C2E for the use and exploitation of the TECHNOLOGY.

C2E 应发放和转让 50 000 000（五千万）C2E 的股票给 NaMing 名代价 51% 的收购股份为 C2E 技术使用和开采。

6.2 The share certificates of C2E, together with share transfer forms signed in blank duly annexed thereto in C2E hereby transferred to NaMing, shall be delivered to the Attorneys to be held in trust by them for delivery to NaMing on conclusion of this agreement and the implementation of the terms and provisions hereof.

C2E 的股票，加上 C2E 现转移到 NaMing 空白已签署股权转让的附件，须交付给律师保管，附件将被信任保管而直到协议已签订和该条款规定已实施，交付给 NaMing。

6.3 In order to grow the NaMing business, C2E will with NaMing, raise RMB 600 million loan capital to expand the current NaMing production facilities to meet market demand.

为了所需扩展 NaMing 的业务, C2E 将与 NaMing, 将筹集 6 亿元的贷款资金，扩大 NaMing 现有生产设施，以满足市场需求。

6.4 C2E will assist in the raising of further finance required to grow the NaMing business on a case by case basis.

C2E 将协助筹集更多所需要的资金为 Naming 进一步拓展业务基于特定的情况.

6.5 It is recorded that C2E and NaMing both wish to float shares on the Hong Kong stock exchange. C2E intends floating on the Hong Kong stock exchange within 12 months and it is expressly recorded that C2E and NaMing will jointly float on the Hong Kong stock exchange either as a C2E/NaMing rare earth beneficiation float or as part of the C2E group float.

现记录 C2E 和 NaMing 双方都希望将浮动股在香港联交所上市。 C2E 打算在 12 个月内在香港联合交易所浮动股，而现明确记录 C2E 和 NaMing 双方将共同浮在香港联合交易所作为一个 C2E/CYM 稀土选矿浮动或部分 C2E 集团浮动。

6.6 All expenses incurred in expanding the business outside of China, as well as the listing in Honk Kong, will be borne by C2E.

中国以外所有开支扩大中国业务，以及香港上市，C2E 将承担 C2E。

6.7 All expenses incurred in China, will be borne by NaMing.

中国内所有开支，NaMing 将承担。

7. DIRECTORS

董事长

After conclusion of this agreement and implementation of the provisions hereof:

当协议已签订和该条款规定已实施:

7.1 C2E shall appoint two directors or their nominees as a directors to act as representatives of the Board of Directors of NaMing.

C2E 将指定两名董事或董事的提名人作为代表，担任 NaMing 董事会。

8. CONDITION PRECEDENT

先例条件

It is a condition precedent of this agreement and a specific term of this agreement, but for which this agreement would not have been concluded:-

本协议的先例条件和具体期限，要不此协议也不会签订： -

8.1 that NaMing is the registered owner of the TECHNOLOGY patents and rights and is entitled to deal therewith as envisaged in this agreement and in terms of the TECHNOLOGY LICENCE;

NaMing 是技术专利和权利的登记主，并有权处理与本协议有关的事件，及技术特许牌照的条款;

8.2 it is entitled to cede and assign the exclusive global rights to market and sell the finished products produced by NaMing, outside China to C2E; and that

有权发放并分配全球独家推向市场和销售 NaMing 成品生产权利，中国以外的市场至 C2E; 并且

8.3 as per clause 8.2, C2E will have the unfettered use thereof to promote, market and sell NaMing products on an exclusive basis globally excluding China;

按照第 8.2 条，C2E 将有不受限制的使用权及其 NaMing 产品以独家形式在全球不包括中国推广和销售，

9. WARRANTIES

保证

9.1 NaMing warrants that:-

NaMing 保证

9.1.1 It has the license to utilize and exploit the TECHNOLOGY which has been paid for and that there is no amount owing in respect thereof;

它具有技术许可使用和利用，并已支付，没有就此欠款;

9.1.2 It has no liabilities other than those incurred during the normal course of business;

在正常营业过程的费用以外没有其他的任何负债;

9.1.3 there are no actions pending or threatened and that it is not aware of any action which may, in any way, impinge on or affect the right to the use of the TECHNOLOGY by it or by C2E;

没有未了结或威胁的行动，和未知道的任何行动不得以任何方式侵犯或影响技术由它或 C2E 的使用权;

9.1.4 no one has a better or other right to use the TECHNOLOGY;

没有其他人有更好或其他该项技术使用权利;

9.1.5 the TECHNOLOGY LICENCE, a copy of which is annexed hereto marked "A" is valid and correct and in operation

and that it has the right to utilize and exploit the TECHNOLOGY;

该技术特许牌照，其副本附后标 "A"是有效的，正确的，并正在运作，而它有权利用和开发技术;

10. UNDERTAKINGS

承诺

The parties hereto undertake to assign all documents, pass all resolutions and do all things necessary in order to give effect to the provisions hereof immediately upon being requested to do so.

双方承诺指定所有文件，通过所有决议，并采取一切必要的事情，以便在被要求的情况下为实施本法规定。

11. BREACH

违反

In the event that any of the parties commits a breach of this agreement and fails to remedy such breach within 7 (SEVEN) days of being required to do so in writing, or if the breach is not capable of being remedied within 7 (SEVEN) days then within such period as may be reasonable in the circumstances, then the aggrieved party shall be entitled to terminate this agreement or to claim specific performance without prejudice to the aggrieved party's rights to claim damages and without prejudice to the aggrieved party's rights at law.

在任何当事方违反本协议的情况下而被以书面形式要求，在 7（七）天之内未能纠正违约行为，或者如果违反在 7（七）天之内未够被纠正就以合理的情况下的期限内，则受损害方有权终止本协议或要求具体表现而不妨碍受害方的权利要求损失赔偿及不影响受损害方的法律权。

12. ENTIRE CONTRACT

合同总体

The parties record that this agreement constitutes the entire contract between them and that there are no ancillary or collateral agreements between them.

双方记录，本协议将构成整个合同而双方之间不存在任何附属或抵押协议。

13. NON-VARIATION

非变化

No alteration, variation or suspension of any of the terms of this agreement shall be of any force or effect unless reduced to writing and signed by the parties.

不得涂改，更改或暂停任何协议条款，偌有可没有任何执行或影响力，除非以书面记录和有关各方签署。

14. ACKNOWLEDGEMENT

认知

The parties acknowledge that there are no understandings between them not recorded herein and that neither party has been induced to conclude this agreement by representations made by the other party which are not recorded herein and the transaction evidence in this agreement shall be deemed to have been concluded on the basis that both parties act as principals.

双方认知它们之间没有没记录到的误解，而且双方都没有被对方所作出没记录到的陈述而被诱导签订本协议，而本协议交易的证据应被视为订立在双方自担任为本人。

15. NON WAIVER

非豁免

No latitude, extension of time or other indulgence which may be given or allowed by either party to the other in regard to the performance of any obligation in terms hereof shall under any circumstances operate as a waiver or novation of or otherwise affect any of such party's rights in terms hereof or arising herefrom, or preclude either party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

非宽容度，不可延长时间或其他方面的通融可给予或容许任何一方对他方执行本协议条款任何义务或可在任何情况下视为放弃，或更替或影响任何该方本协议产生或从此的权利，或避免任何一方执行，在任何时间，恕不另行通知，严格遵守和准时每本协议条款或条件。

16. DOMICILIA AND NOTICES

执行地点和通知

16.1 The parties hereby chooses domicilium citandi et executandi for all matters arising out of this agreement at the addresses set out after their names at the head of this agreement.

双方在此选择于这一协议所有产生的执行地址列在这协议开头双方的名字后。

16.2 The parties shall be entitled to alter their respective domicilia citandi et executandi on not less than 30 (THIRTY) days notice to the other party whereafter the amended domicilium shall be the domicilium of the party concerned.

双方各自有权在不低于 30（三十）天通知另一方改变执行地址，接着修订的执行地址应是该人的执行地址

16.3 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by any of the parties from another, including by way of fax transmission, shall be an adequate written notice or communication to such party notwithstanding that it has not been addressed to the domicilium citandi et executandi of such party.

即使本文有任何相反含义，另一方实际收到书面通知或通讯，包括传真传输方式，应是为对方一个适当的书面通知或通讯等，尽管它人并没有送到该方的执行地址。

THUS DONE AND SIGNED at Dongguan on this the 28th day of October 2010.

因此，于 2010 年 10 月 28 日在东莞并签署.

For and on behalf of –

为及代表 -MR- MAK SHEE FU.PRESIDENT.

____

C2E

THUS DONE AND SIGNED at Dongguan on this the 28th day of October 2010.

因此，于 2010 年 10 月 28 日在东莞并签署.

For and on behalf of –

为及代表 -中国.东莞市纳明新材料科技有限公司.董事长.张明德

____

NaMing-MR ZHANG MING DE CHAIRMAN

THUS DONE AND SIGNED at Dongguan on this the 28th day of October 2010.

因此，于 2010 年 10 月 28 日在东莞并签署.

AS WITNESSES:

证人：

1. ______________________

2. ______________________